UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2019, Aytu BioScience, Inc. (“Aytu”) and Aytu Acquisition Sub, Inc., a wholly owned subsidiary of Aytu (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Innovus Pharmaceuticals, Inc. (“Innovus”).  The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Innovus, with Innovus surviving as a wholly owned subsidiary of Aytu (the “Merger”).

In the Merger, each share of Innovus common stock issued and outstanding immediately prior to the effective time of the Merger will automatically be converted into the right to receive (1) shares of Aytu common stock, (2) cash in lieu of fractional shares of Aytu common stock, and (3) one non-transferrable contingent value right (a “CVR”) representing the right to receive certain payments in the form of additional shares of Aytu common stock and/or cash if specified revenue and profitability milestones are achieved, as set forth in the CVR Agreement (as defined and described below).

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Innovus common stock, (2) approval of the issuance of Aytu common stock, the CVRs and any other securities issued in connection with the Merger by a majority of the votes cast by Aytu stockholders on the matter, (3) approval for listing on the Nasdaq Capital Market of Aytu common stock to be issued in connection with the Merger, (4) effectiveness of the registration statement for the Aytu common stock to be issued in the Merger and the absence of any stop order suspending that effectiveness or any proceedings for that purpose pending before the SEC, (5) Entry of the parties into the CVR Agreement, (6) the absence of any injunction or order issued by any court or other governmental authority of competent jurisdiction that enjoins, prevents or prohibits completion of the Merger, (7) all required consents, approvals and other authorizations of any governmental entity, as described in the Merger Agreement, shall have been obtained, (8) Aytu and certain officers of Innovus shall have entered into an employment agreement or separation agreements, as applicable, (9) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement and (10) compliance in all material respects with the other party’s obligations under the Merger Agreement.

Either Innovus or Aytu may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed on or before May 15, 2020, subject to extension by the parties, (2) Innovus’ stockholders fail to adopt the Merger Agreement, (3) Aytu’s stockholders fail to approve the equity issuance in connection with the Merger, (4) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, (5) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach, (6) subject to compliance with specified process and notice requirements, Innovus terminates the Merger Agreement in order to enter into an agreement providing for a “Superior Proposal” or (7) the other party’s board of directors has changed its recommendation in favor of the Merger.  In the event of a termination of the Merger Agreement under certain specified circumstances, including (a) termination by Innovus to enter into an agreement providing for a Superior Proposal, (b) a termination by Aytu following (i) an adverse change in recommendation by Innovus’ board of directors or (ii) certain breaches by Innovus of its representations, warranties or covenants, or (c) a termination by either party in the event the Innovus stockholders do not approve the Merger Agreement at a meeting held for such purpose and the Innovus board of directors has effected an adverse recommendation change, Innovus may be required to pay Aytu a termination fee equal to $250,000.  In the event of a termination of the Merger Agreement under certain specified circumstances, including (a) termination by Innovus following certain breaches by Aytu of its representations, warranties or covenants or (b) termination by either party in the event the Aytu stockholders do not approve the equity issuance at a meeting held for such purpose and Aytu board of directors has effected an adverse recommendation change, Aytu may be required to pay Innovus a termination fee equal to $250,000.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Important Statement Regarding the Merger Agreement

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Aytu, Merger Sub, Innovus or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by Aytu and Merger Sub, on the one hand, and by Innovus, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between Aytu and Merger Sub, on the one hand, and Innovus, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about Aytu or Innovus at the time they were made or otherwise.  In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aytu’s or Innovus’ public disclosures.  The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Aytu, Innovus, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Innovus and Aytu and a prospectus of Aytu, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Aytu and Innovus make with the Securities and Exchange Commission (the “SEC”).

Contingent Value Rights Agreement

Pursuant to the Merger Agreement, at or prior to the closing of the Merger, Aytu, a rights agent to be named and one of Innovus’ independent directors, Vivian Liu, who will serve as a representative of the CVR holders, will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs.  Each CVR will entitle its holder to receive its pro rata share, payable in cash or stock, at the option of Aytu, of the following payment amounts if the described targets are met:

1.
If INNV’s historical business (the “Consumer Business Unit”) records $24 million in revenue for calendar 2019, an amount equal to $2,000,000.

2.
If the Consumer Business Unit records $30 million in revenue for calendar 2020, an amount equal to $1,000,000. If the Consumer Business Unit achieves break-even in terms of profitability from operations for calendar 2020, an additional $1,000,000.

3.
If the Consumer Business Unit records $40 million in revenue for calendar2021, an amount equal to $1,000,000. If the Consumer Business Unit achieves profitability from operations for calendar 2021, an additional $1,000,000.

4.
If the Consumer Business Unit records $50 million in revenue for calendar 2022, an amount equal to $2,500,000. If the Consumer Business Unit achieves profitability from operations for calendar 2022, then an additional $2,500,000.

5.
If the Consumer Business Unit records $75 million in revenue for calendar 2023, an amount equal to $2,500,000. If the Consumer Business Unit achieves profitability from operations for calendar 2023, then an additional $2,500,000.

If any of the above payment amounts is earned, they are to be paid by the end of the first quarter of the calendar year following the year in which they are earned. Multiple revenue milestones can be earned in one year. For example, if Innovus achieves $40 million in revenues in calendar 2020, then Aytu would issue the $2 million payments described in item (2) and item (3) above at that time plus any additional amount for profitability.

These potential CVR payment amounts can be reduced if and to the extent that Aytu’s losses relating to certain legal matters of Innovus exceeds certain thresholds over the term of the CVR Agreement. Also, if any warrants issued by Innovus prior to the Merger are exercised during the term of the CVR Agreement, the holders will receive a CVR for each share of Aytu common stock received upon exercise. The CVRs issued to warrant holders who have exercised their warrants will participate in receiving a pro rata share of CVR payment amounts from the time of exercise forward, so long as the warrant exercise occurs prior to the determination that a particular payment amount has been earned. The aggregate payment amounts will not be increased if warrants are exercised. Nor will the pro rata share of a particular CVR be increased if outstanding CVRs are retired as a result of being repurchased by Aytu.

Under the CVR Agreement, the number of shares of Aytu common stock that may be issued for any payment amount will be determined by multiplying the payment amount by an exchange ratio, which is the lesser of (i) one divided by the volume weighted average price of Aytu common stock as reported by Bloomberg for a twenty (20) day trading period ending on the date of calculation, which date will be no later than March 20 of the year following the performance period and (ii) 0.1667. However, the sum of the fair value of such shares and any cash that is paid must equal the total payment amount owed to CVR holders.

The foregoing description of the CVR Agreement is not complete and is qualified in its entirety by reference to the CVR Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, the executive officers of Aytu, and certain other stockholders of Aytu entered into voting agreements with Aytu and Innovus relating to the Merger covering approximately 35% of the outstanding voting common stock of Aytu and 17% of the outstanding voting common stock of Innovus as of date of the Merger Agreement (the “Voting Agreements”). The Voting Agreements provide, among other things, that the stockholders who are parties to the Voting Agreements will vote all of the shares held by them in favor of the Merger and against any competing acquisition proposals. In addition, the form of Voting Agreement executed by officers and directors of Innovus also place certain restrictions on the transfer of the shares of Innovus held by the respective signatories thereto. Notwithstanding the foregoing, the form of Voting Agreement executed by a mutual stockholder of Innovus and Aytu does not contain the restrictions on the transfer contained in the other Voting Agreements.

Item 7.01             Regulation FD Disclosure

On September 12, 2019, Aytu issued a press release announcing the execution of the Merger Agreement described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

In connection with the proposed transaction between Aytu and Innovus, Aytu and Innovus will file relevant materials with the SEC, including an Aytu registration statement on Form S-4 that will include a joint proxy statement of Aytu and Innovus that also constitutes a prospectus of Aytu, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Aytu and Innovus. INVESTORS AND SECURITY HOLDERS OF AYTU AND INNOVUS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Aytu or Innovus through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Aytu will be available free of charge on Aytu’s internet website at https://irdirect.net/AYTU under the heading “SEC Filings.” Copies of the documents filed with the SEC by Innovus will be available free of charge on Innovus’ internet website at https://innovuspharma.com/Investors/ under the heading “SEC Filings.”

Certain Information Regarding Participants

Aytu, Innovus, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Aytu is set forth in its Annual Report on Form 10-K for the year ended June 30, 2018, which was filed with the SEC on September 6, 2018 and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on February 25, 2019. Information about the directors and executive officers of Innovus is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on April 1, 2019 and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Investor Relations at Aytu or Innovus.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “may,” “will,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Aytu’s or Innovus’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: failure to obtain the required votes of Innovus’ shareholders or Aytu’s shareholders to approve the transaction and related matters, the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all, the price per share utilized in the formula for the initial $8 million merger consideration may not be reflective of the current market price of Aytu’s common stock on the closing date, the failure to meet the revenue and profitability milestones that trigger the CVRs such that Innovus shareholders never realize value from the CVRs, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the diversion of management time on transaction-related issues, the ultimate timing, outcome and results of integrating the operations of Aytu and Innovus, the effects of the business combination of Aytu and Innovus, including the combined company's future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, regulatory approval of the transaction, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Aytu’s and Innovus’s Annual Report on Form 10-K and in the other reports and documents filed with the SEC from time to time.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aytu or Innovus. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Aytu or Innovus, Aytu’s ability to successfully complete the proposed transaction and/or realize the expected benefits from the proposed transaction. You are cautioned not to rely on Aytu’s and Innovus’ forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither Aytu nor Innovus assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of September 12, 2019, by and among Aytu BioScience, Inc., Aytu Acquisition Sub, Inc. and Innovus Pharmaceuticals, Inc.
10.1	Form of Contingent Value Rights Agreement
99.1	Press Release issued by Aytu BioScience, Inc., dated September 12, 2019

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date:	September 18, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer